Registration No. ___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               BADGER METER, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Wisconsin                                            39-0143280
         ---------                                            ----------
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

          4545 West Brown Deer Road
            Milwaukee, Wisconsin                                53223
      --------------------------------------                    -----
     (Address of principal executive offices)                 (Zip Code)

                    Badger Meter, Inc. 1999 Stock Option Plan
                    -----------------------------------------
                            (Full title of the plan)

                               Deirdre C. Elliott
                               Badger Meter, Inc.
                            4545 West Brown Deer Road
                           Milwaukee, Wisconsin 53223
                                 (414) 355-0400
                                 --------------
               (Name, address and telephone number, including area
                           code, of agent for service)

                           --------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of          Amount    Proposed Maximum   Proposed Maximum    Amount of
Securities to       to be      Offering Price   Aggregate Offering  Registration
be Registered     Registered    Per Share(1)         Price(1)           Fee
--------------------------------------------------------------------------------
Common Stock,
$1.00 par value   200,000 shares     $20.175          $4,035,000      $1,008.75
--------------------------------------------------------------------------------
Common Share
Purchase Rights   200,000 rights       (2)                (2)            (2)
================================================================================
(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the market value of the shares of Common Stock as determined by the average of the high and low prices of the Common Stock on the American Stock Exchange on November 8, 2001.
(2) The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by Badger Meter, Inc. (the "Company") are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, which includes audited financial statements as of and for the year ended December 31, 2000.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

          (c) The description of the Common Stock, par value $1.00 per share, of the Company included in Registration Statement No. 0-2596 on Form 8-A, dated July 26, 1971, as amended by Form 8, dated January 8, 1987, and any amendments or reports filed for the purpose of updating such description.

          (d) The description of the Company's Common Share Purchase Rights included in the Company's Registration Statement on Form 8-A, dated May 26, 1998, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this registration statement and prior to such time as the Company files a post-effective amendment to the registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's Restated By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer has reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through
(d) outlined above.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's Restated By-laws is not exclusive of any other rights to which a director or officer may be entitled.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this registration statement:

          (4.1)     Badger Meter, Inc. 1999 Stock Option Plan

          (4.2) Form of Stock Option Agreement used in connection with the Badger Meter, Inc. 1999 Stock Option Plan

          (4.3) Rights Agreement, dated as of May 26, 1998, between the Company and U.S. Bank, National Association (f/k/a/ Firstar Bank, N.A., successor to Firstar Trust Company) [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A (File No. 1-6706), dated as of May 26, 1998]

          (5.0)     Opinion of Foley & Lardner

          (23.1)    Consent of Ernst & Young LLP

          (23.2) Consent of Foley & Lardner (contained in Exhibit (5.0) hereto)

          (24.1) Power of Attorney relating to subsequent amendments (included on the signature page of this registration statement)

Item 9.   Undertakings.
          ------------

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on November 9, 2001.


                                        BADGER METER, INC.



                                        BY:  /s/ Deirdre C. Elliott
                                            ------------------------------------
                                            Deirdre C. Elliott
                                            Vice President-Corporate
                                            Counsel and Secretary



                                POWER OF ATTORNEY


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints James L. Forbes and Deirdre C. Elliott, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Signature                         Title                        Date
     ---------                         -----                        ----


/s/ James L. Forbes              Chairman, President and
-------------------              Chief Executive Officer
James L. Forbes                  and Director                  November 9, 2001


/s/ Charles F. James, Jr.        Director                      November 9, 2001
-------------------------
Charles F. James, Jr.


/s/ Kenneth P. Manning           Director                      November 9, 2001
----------------------
Kenneth P. Manning


/s/Richard A. Meeusen            President and
----------------------           Director                      November 9, 2001
Richard A. Meeusen


/s/ Ulice Payne, Jr.             Director                      November 9, 2001
----------------------
Ulice Payne, Jr.


/s/ Andrew J. Policano           Director                      November 9, 2001
----------------------
Andrew J. Policano


/s/ Steven J. Smith              Director                      November 9, 2001
----------------------
Steven J. Smith


/s/ John J. Stollenwerk          Director                      November 9, 2001
-----------------------
John J. Stollenwerk


/s/ James O. Wright, Jr.         Director                      November 9, 2001
------------------------
James O. Wright, Jr.


/s/ Richard E. Johnson           Vice President-
----------------------           Finance and Chief
Richard E. Johnson               Financial Officer             November 9, 2001


/s/ Beverly L.P. Smiley          Vice President-
-----------------------          Controller                    November 9, 2001
Beverly L.P. Smiley


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
                                  EXHIBIT INDEX


Exhibit No.                             Exhibit

(4.1)          Badger Meter, Inc. 1999 Stock Option Plan

(4.2) Form of Stock Option Agreement used in connection with the Badger Meter, Inc. 1999 Stock Option Plan

(4.3) Rights Agreement, dated as of May 26, 1998, between the Company and U.S. Bank, National Association (f/k/a/ Firstar Bank, N.A., successor to Firstar Trust Company) [Incorporated by reference to
               Exhibit 4.1 to the Company's Registration Statement on Form 8-A (File No. 1-6706), dated as of May 26, 1998]

(5.0)          Opinion of Foley & Lardner

(23.1)         Consent of Ernst & Young LLP

(23.2)         Consent of Foley & Lardner (contained in Exhibit (5.0) hereto)

(24.1) Power of attorney relating to subsequent amendments (included on the signature page of this registration statement)


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